Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.
Demand Note

$350,000	September 11, 2014

FOR VALUE RECEIVED, REMARK MEDIA, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of DIGIPAC, LLC, a Delaware limited liability company (“Lender”), the principal sum of Three Hundred Fifty Thousand Dollars ($350,000) (the “Principal Amount”), in lawful money of the United States of America and in immediately available funds.
1.Payment. The unpaid Principal Amount plus accrued and unpaid interest thereon shall be due and payable on demand by the Lender on not less than ten (10) days prior written notice. Interest on the unpaid Principal Amount of this Note shall accrue at a rate per annum equal to five and 25/100 percent (5.25%). Interest will be computed on the basis of a 365 or 366-day year, as applicable, and the actual number of days elapsed.
2.    Prepayment. Borrower may prepay this Note, in full or in part, at any time without penalty. All payments hereon shall be applied first to the payment of accrued interest, with the balance applied to principal.
3.    Default Interest. If demand for payment is made hereunder and if the requested amount is not paid in full on or prior to the date due in accordance with Section 1 above, interest on the unpaid Principal Amount shall then be due and payable from such due date at the rate of interest specified in Section 1 PLUS three percent (3%) per annum, or such lower maximum rate of interest permitted to be charged under applicable law, until all principal and accrued and unpaid interest is paid in full.
4.    Notices. Any notice, demand, communication or other document required, permitted, or desired to be given under this Note shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, by Federal Express or other reputable overnight courier, or by facsimile (with confirmation of receipt), and addressed to the party at the respective numbers and/or addresses set forth below, and the same shall be deemed given and effective (i) upon receipt or refusal if delivered personally or by hand delivered messenger service, (ii) the date received or refused if sent by Federal Express or other reputable overnight courier, (iii) the date received or refused if mailed by United States registered or certified mail, return receipt requested, postage prepaid, and (iv) the date received if sent by facsimile or electronic mail during normal business hours of the recipient and on the next business day if sent after normal business hours of the recipient. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

If to Lender:	Digipac, LLC One Hughes Center Drive, Unit 1901 Las Vegas, Nevada 89169 Facsimile: 702-586-8721 Electronic mail: Stao@pacificstarpartners.com Attention: Mr. Kai-Shing Tao

If to Borrower:	Remark Media, Inc. 3930 Howard Hughes Parkway, Suite 400 Las Vegas, Nevada 89169 Facsimile: N/A Electronic mail: N/A Attention: Mr. Douglas Osrow
5.    Captions; Interpretation. The captions and headings of Sections and paragraphs of this Note are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof. The term “Borrower” shall include each person and entity now or hereafter liable hereunder, whether as maker, successor, assignee or endorsee, each of whom shall be jointly, severally and primarily liable for all of the obligations set forth herein.
6.    Merger. This Note constitutes the entire agreement of the parties with respect to the transactions contemplated herein, and all prior discussions, negotiations and document drafts with respect to the transactions contemplated hereby are merged herein.
7.    Expenses. All costs and expenses incurred in connection with this Note and the transactions contemplated herein shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, Borrower agrees to pay or reimburse the Lender for all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, fees and expenses of legal counsel) in connection with (a) any default hereunder and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section 7.
8.    Modification; Waiver. No modification, waiver, amendment, discharge or change of this Note shall be valid unless the same is in writing and signed by the Lender. No waiver of any breach or default hereunder shall constitute or be construed as a waiver by Lender of any subsequent breach or default or of any breach or default of any other provision of this Note, unless specifically set forth in a writing executed by Lender. To the extent permitted by applicable law, Borrower waives all rights and benefits of any statute of limitations, moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement or exemption now provided or which may hereafter be provided by law, both as to itself and as to all of its properties, real and personal, against the enforcement and collection of the indebtedness evidenced hereby.
9.    Governing Law. MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE UNDER OR RELATING TO THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.
10.    Consent to Jurisdiction. BORROWER HEREBY CONSENTS TO THE SOLE AND EXCLUSIVE JURISDICTION AND VENUE IN THE FEDERAL OR STATE COURTS IN NEW YORK COUNTY, NEW YORK, AND AGREES THAT ALL DISPUTES BASED ON OR ARISING OUT OF THIS NOTE SHALL ONLY BE SUBMITTED TO AND DETERMINED BY SAID COURTS, WHICH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION.
11.    Time is of the Essence. Time is hereby declared to be of the essence of this Note and every portion hereof and thereof.
12.    Attorneys’ Fees. In the event of any dispute arising out of, or in connection with, this Note, the prevailing party shall be entitled to its reasonable attorneys’ fees and costs.

13.    Severability. If any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court declares such portion, provision, or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision, or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void, or unenforceable portion, provision, or provisions were not contained herein or therein, and that the rights, obligations, and interests of Borrower and Lender under the remainder of this Note shall continue in full force and effect.
14.    Assignment. Borrower may not assign this Note without the prior written consent of Lender. Lender may assign or transfer this Note without the prior written consent of Borrower.
15.    Savings Clause. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum interest rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum interest permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to Lender.
16.    Counsel. Lender acknowledges that Olshan Frome Wolosky LLP (“Olshan”) represents only the Borrower in the preparation and negotiation of this Note. Lender acknowledges that it has waived the opportunity to retain separate counsel. Lender consents to the representation of the Borrower by Olshan in its business dealings and in connection with this Note and any disputes arising hereunder.
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Exhibit 4.1

IN WITNESS WHEREOF, the undersigned parties have caused the due execution of this Note as of the day and year first herein above written.

REMARK MEDIA, INC., a Delaware corporation

By:	/s/ Douglas Osrow
	Name:	Douglas Osrow
	Title:	Chief Financial Officer

AGREED AND ACCEPTED BY:

DIGIPAC, LLC, A Delaware limited liability company

By:	/s/ Kai-Shing Tao
	Name:	Kai-Shing Tao
	Title:	Manager